EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Harsco Corporation Savings Plan
Camp Hill, Pennsylvania
We hereby consent to the incorporation by reference in the Registration Statement on Form
S-8 (No. 333-70710) of Harsco Corporation of our report dated June 26, 2019, relating to the financial statements and supplemental schedule of Harsco Corporation Retirement Savings and Investment Plan which appear in this Form 11-K for the year ended December 31, 2018.

Harrisburg, Pennsylvania
June 26, 2019